UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Securities Exchange Act of 1934

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RCI Hospitality Holdings, Inc.

(Name of Registrant as Specified in Its Charter)

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RCI HOSPITALITY HOLDINGS, INC.

10737 CUTTEN ROAD

HOUSTON, TEXAS 77066

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MONDAY, SEPTEMBER 30, 2019

The Annual Meeting of Stockholders (the “Annual Meeting”) of RCI Hospitality Holdings, Inc. (“we,” “us” and the “Company”) will be held at our corporate offices located at 10737 Cutten Road, Houston, Texas 77066, on Monday, September 30, 2019 at 10:00 a.m. (Central Time) for the following purposes:

(1)	To elect seven directors;
(2)	To ratify the selection of Friedman LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2019; and
(3)	To act upon such other business as may properly come before the Annual Meeting.

Only holders of common stock of record at the close of business on August 5, 2019, will be entitled to vote at the Annual Meeting or any adjournment thereof. You are cordially invited to attend the Annual Meeting.

We have elected to furnish proxy materials and our fiscal 2018 Annual Report on Form 10-K (“Annual Report”) to many of our stockholders over the Internet pursuant to Securities and Exchange Commission rules, which should allow us to reduce costs. On or about August 21, 2019, we began mailing to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our Proxy Statement and Annual Report and how to vote online. All stockholders who have previously expressed a specific request to receive paper copies of proxy materials will be sent a copy of the Proxy Statement and Annual Report by mail beginning on or about August 21, 2019. The Notice also contains instructions on how you can elect to receive a printed copy of the Proxy Statement and Annual Report, if you only received a Notice by mail. The Proxy Statement, Annual Report to security holders for the year ended September 30, 2018 and proxy card are available at www.proxyvote.com.

Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented and voted at the meeting. If you received the proxy materials by mail, you can vote your shares by completing, signing, dating, and returning your completed proxy card, by telephone or over the Internet. If you received the proxy materials over the Internet, a proxy card was not sent to you, and you may vote your shares only by telephone or over the Internet. To vote by telephone or Internet, follow the instructions included in the proxy statement.

BY ORDER OF THE BOARD OF DIRECTORS

ERIC S. LANGAN
CHAIRMAN OF THE BOARD AND PRESIDENT

August 21, 2019

HOUSTON, TEXAS

RCI HOSPITALITY HOLDINGS, INC.

10737 CUTTEN ROAD

HOUSTON, TEXAS 77066

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON SEPTEMBER 30, 2019

This proxy statement (the “Proxy Statement”) is being furnished to stockholders in connection with the solicitation of proxies by the Board of Directors of RCI Hospitality Holdings, Inc., a Texas corporation (“we,” “us” and the “Company”), for their use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held at our corporate offices located at 10737 Cutten Road, Houston, Texas 77066, on Monday, September 30, 2019 at 10:00 a.m. (Central Time), and at any adjournments thereof, for the purpose of considering and voting upon the matters set forth in the accompanying Notice of Annual Meeting of Stockholders.

We have elected to furnish proxy materials and our fiscal 2018 Annual Report on Form 10-K1 (“Annual Report”) to many of our stockholders over the Internet pursuant to Securities and Exchange Commission (“SEC”) rules, which should allow us to reduce costs. On or about August 21, 2019, we began mailing to most of our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our Proxy Statement and Annual Report and how to vote online. All stockholders who have previously expressed a specific request to receive paper copies of proxy materials will be sent a copy of the Proxy Statement and Annual Report by mail beginning on or about August 21, 2019. The Notice also contains instructions on how you can elect to receive a printed copy of the Proxy Statement and Annual Report, if you only received a Notice by mail. The Proxy Statement, Annual Report to security holders for the year ended September 30, 2018 and proxy card are available at www.proxyvote.com. The cost of solicitation of proxies is being borne by us.

The close of business on August 5, 2019 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. As of August 5, 2019, we had 9,616,598 shares of common stock, par value $0.01 per share, issued and outstanding. The presence, in person or by proxy, of a majority of the outstanding shares of common stock on the record date is necessary to constitute a quorum at the Annual Meeting. Each share is entitled to one vote on all issues requiring a stockholder vote at the Annual Meeting. A plurality of the shares voted in person or represented by proxy at the Annual Meeting will elect as directors the nominees named in Proposal Number 1. Stockholders may not cumulate their votes for the election of directors. The affirmative vote of a majority of the shares of common stock present or represented by proxy and entitled to vote at the Annual Meeting is required for the ratification of the appointment of Friedman LLP as our independent registered public accounting firm (see Proposal Number 2). Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. Abstentions and broker non-votes will not be counted as having voted either for or against a proposal.

All shares represented by properly executed proxies, unless such proxies previously have been revoked, will be voted at the Annual Meeting in accordance with the directions on the proxies. If no direction is indicated, the shares will be voted (i) FOR THE ELECTION OF THE NOMINEES NAMED HEREIN, and (ii) FOR THE RATIFICATION OF FRIEDMAN LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2019. The Board of Directors is not aware of any other matters to be presented for action at the Annual Meeting. If any other matter is properly presented at the Annual Meeting, however, it is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgment on such matters.

Under the rules of the New York Stock Exchange (“NYSE”), brokers who hold shares in “street name” for customers are precluded from exercising voting discretion with respect to the approval of non-routine matters (so called “broker non-votes”) where the beneficial owner has not given voting instructions. Because most large brokerage firms are NYSE member organizations, these rules affect almost all public companies and not just those listed on the NYSE. Effective July 1, 2009, the NYSE amended its rule regarding discretionary voting by brokers on uncontested elections of directors such that any investor who does not instruct the investor’s broker on how to vote in an election of directors will cause the broker to be unable to vote that investor’s shares on an election of directors. Previously, the broker could exercise its own discretion in determining how to vote the investor’s shares even when the investor did not instruct the broker on how to vote. Accordingly, with respect to the election of directors (see Proposal Number 1), a broker is not entitled to vote the shares of common stock unless the beneficial owner has given instructions. With respect to the ratification of the appointment of Friedman LLP as our independent registered public accounting firm (see Proposal Number 2), a broker will have discretionary authority to vote the shares of our stock if the beneficial owner has not given instructions.

The enclosed Proxy, even though executed and returned, may be revoked at any time prior to the voting of the Proxy (i) by execution and submission of a revised proxy, (ii) by written notice to our Secretary, or (iii) by voting in person at the Annual Meeting.

1 Pursuant to our Form 8-K filed with the SEC on July 22, 2019, certain disclosure in our Annual Report on Form 10-K for the fiscal year ended September 30, 2018 was supplemented, which supplemented disclosure includes supplemental related party transaction disclosure and revised and supplemental executive compensation disclosure. The version of the 2018 Annual Report included with the proxy materials furnished to stockholders is the “as filed” version of the Annual Report and does not include the supplemented disclosure. The disclosure in this proxy statement, however, does include this supplemented disclosure.

PROPOSAL 1

TO ELECT SEVEN DIRECTORS FOR THE ENSUING YEAR

NOMINEES FOR DIRECTORS

The persons named in the enclosed Proxy have been selected by the Board of Directors to serve as proxies (the “Proxies”) and will vote the shares represented by valid proxies at the Annual Meeting of Stockholders and adjournments thereof. Unless otherwise instructed or unless authority to vote is withheld, the enclosed Proxy will be voted for the election of the nominees listed below. Each duly elected director will hold office until his successor shall have been elected and qualified. Although the Board of Directors does not contemplate that any of the nominees will be unable to serve, if such a situation arises prior to the Annual Meeting, the persons named in the enclosed Proxy will vote for the election of such other person(s) as may be nominated by the Board of Directors.

The Board of Directors unanimously recommends a vote FOR the election of each of the nominees listed below.

All of the nominees presently serve as directors.

Eric S. Langan, age 51, has been a director since 1998, and our President, CEO and Chairman since 1999. He began his career in the hospitality industry in 1989 and has developed significant expertise in sports bar/restaurants and adult entertainment nightclubs, including related areas of real estate development and finance. Mr. Langan built the XTC Cabaret nightclub brand and merged it into RCI in 1998, expanding the scope of the company. He has been instrumental in bringing professional marketing, management, finance, and technology practices and systems to the gentlemen’s club industry. As one of the original founders of the National Association of Club Executives (ACE), Mr. Langan has been an active member of its Board of Directors since 1999. Through these activities, Mr. Langan has acquired the knowledge and skills necessary to successfully operate adult entertainment businesses.

Travis Reese, age 49, became a director and our Executive Vice President in 1999. From 1997 through 1999, Mr. Reese had been a senior network administrator at St. Vincent’s Hospital in Santa Fe, New Mexico. During 1997, Mr. Reese was a computer systems engineer with Deloitte & Touche. From 1995 until 1997, Mr. Reese was Vice President with Digital Publishing Resources, Inc., an Internet service provider. From 1994 until 1995, Mr. Reese was a pilot with Continental Airlines. From 1992 until 1994, Mr. Reese was a pilot with Hang On, Inc., an airline company. Mr. Reese has an Associate’s Degree in Aeronautical Science from Texas State Technical College. Mr. Reese has been involved in the adult entertainment industry since 1992. His experience and knowledge in this industry is essential to the Board’s oversight of our businesses.

Luke Lirot, age 63, became a director on July 31, 2007. Mr. Lirot received his law degree from the University of San Francisco in 1986. After serving as an intern in the San Francisco Public Defender’s Office in 1986, Mr. Lirot returned to Florida and established a private law practice where he continues to practice and specializes in adult entertainment issues. He is a past President of the First Amendment Lawyers’ Association and has actively participated in numerous state and federal legal matters. Mr. Lirot represents as counsel scores of individuals and entities within our industry. Having practiced in this area for over 30 years, he is aware of virtually every type of legal issue that can arise, making him an important member of the Board.

Nourdean Anakar, age 62, became a director on September 14, 2010. Mr. Anakar is a seasoned gaming and hospitality senior executive with a 28 year successful track record in leading the development and management of top ranked gaming and hospitality operations in the United States, Europe, and Latin America. He was Chairman and CEO of Sorteo Games Inc. from 2002 through 2014 and since 2015 has been a partner of the McKinney Capital Group and oversees all international developments. He received his BA in Management Science from Duke University and CHA in Hospitality Management from the Conrad Hilton College at the University of Houston. Mr. Anakar’s experience managing and developing businesses in industries with similar characteristics to ours make him an excellent fit to the Board.

Yura Barabash, age 44, became a director on September 19, 2017. Mr. Barabash has been a Director of SportUpdate BV, private digital media company in the Netherlands, since December 2017. Mr. Barabash has extensive corporate finance experience across multiple industries domestically and internationally, and has been involved in multiple equity and debt financings and M&A transactions for public and private companies in the US, China, Brazil, EU and Russia. From 2016 to June 2019 he was a Senior Vice President of Finance at Motorsport Network LLC (www.motorsportnetwork.com) in Miami, the largest motorsport data enabled digital media company in the world. Prior to joining Motorsport Network, he was an investment banker at Primary Capital from 2011 until 2016. Previously, Mr. Barabash was an investment banker at Rodman & Renshaw and Merrill Lynch. He holds a B.A. from Sevastopol City University in Ukraine and a Master in International Affairs from Columbia University in New York City, and is fluent in Russian. Mr. Barabash is a valuable member of the Board of Directors based on his extensive corporate finance and investment banking experience across multiple industries domestically and internationally with a wide range of transactions (debt and equity). He also possesses extensive financial modeling and investor relationship experience and experience in diligence, governance and accounting.

Elaine J. Martin, age 62, became a director on August 8, 2019. She is co-founder and general partner of two privately-held Houston area businesses for which she provides a broad array of management and accounting functions on a day-to-day basis. In 1993, she co-founded Medco Manufacturing LLC, which develops, manufactures and sells, under Food and Drug Administration (FDA) guidelines, equipment and disposable products used by plastic surgeons in domestic and international markets. In 1989, Ms. Martin co-founded Aero Tech Aviation LLC, which trains foreign nationals for the Federal Aviation Administration (FAA) Air Frame and Power Plant examination, for their license to repair US-origin aircraft. Earlier in her career, she was a Registered Nurse specializing in cosmetic surgery. Ms. Martin received her BS in Biology and Chemistry from Houston Baptist University. Her volunteer activities have included serving as a member of the Board of Directors of Texas A&M University Mothers’ Club (Aggie Moms). Ms. Martin’s business acumen and experience running companies make her an important member of the Board.

Arthur Allan Priaulx, age 79, became a director on August 8, 2019. He has more than 45 years of experience in the communications industry. Earlier in his career, he was Vice President and General Manager of King Features Division of Hearst Corporation, in charge of worldwide newspaper activities and product licensing. He was also publisher of American Banker, a leading trade publication in the financial services industry, when it was owned by Thomson Financial. In 1993, he founded Resource Media Group, a New York-based financial media and investor relations firm. His clients included a wide range of companies, including RCI Hospitality Holdings, Inc., for which he provided public and investor relations services from 1994 to 2013. Mr. Priaulx has been retired since 2014. He attended Dartmouth College and University of Southampton in the U.K. He has also completed graduate-level courses at INSEAD Business School in France and the Wharton School of the University of Pennsylvania. His volunteer activities have included serving as national vice president of United Cerebral Palsy.

OUR DIRECTORS AND EXECUTIVE OFFICERS

Our directors are elected annually and hold office until the next annual meeting of our stockholders or until their successors are elected and qualified. Officers are elected annually and serve at the discretion of the Board of Directors. There is no family relationship between or among any of our directors and executive officers. Our Board of Directors consists of seven persons. The following table sets forth our directors and executive officers:

Name	Age	Position
Eric S. Langan	51	Director (Chairman) and CEO/President
Phillip K. Marshall	69	Chief Financial Officer
Travis Reese	49	Director and Executive Vice President
Luke Lirot	63	Director
Nourdean Anakar	62	Director
Yura Barabash	44	Director
Elaine J. Martin	62	Director
Arthur Allan Priaulx	79	Director

Phillip Marshall has served as our Chief Financial Officer since May 2007. He was previously controller of Dorado Exploration, Inc., an oil and gas exploration and production company, from February 2007 to May 2007. He previously served as Chief Financial Officer of CDT Systems, Inc., a publicly held water technology company, from July 2003 to September 2006. In 1972, Mr. Marshall began his public accounting career with the international accounting firm, KMG Main Hurdman. After its merger with Peat Marwick, Mr. Marshall served as an audit partner at KPMG for several years. After leaving KPMG, Mr. Marshall was partner in charge of the audit practice at Jackson & Rhodes in Dallas from 1992 to 2003, where he specialized in small publicly held companies. Mr. Marshall is also a trustee of United Mortgage Trust, United Development Funding IV and United Development Funding V, publicly held real estate investment trusts.

RELATED TRANSACTIONS

Presently, our Chairman and President, Eric Langan, personally guarantees all of the commercial bank indebtedness of the company. Mr. Langan receives no compensation or other direct financial benefit for any of the guarantees.

We paid Ed Anakar, our director of operations – club division, employment compensation of $471,154, $450,000 and $375,000 during the fiscal years ended September 30, 2018, 2017 and 2016, respectively. Additionally, we paid Ed Anakar employment compensation of approximately $423,000 during the 2019 fiscal year through June 30, 2019. Ed Anakar is the brother of Nourdean Anakar, a director and Audit Committee member of the company.

In November 2018, we borrowed $500,000 from Ed Anakar. The note bears interest at the rate of 12% per annum and matures in November 2021. The note is payable in monthly installments of interest only with a balloon payment of all unpaid principal and interest due at maturity.

During the last three fiscal years we utilized the services of Sherwood Forest Creations, LLC and its predecessor, Creative Steel Designs, furniture fabrication companies that manufacture tables, chairs and other furnishings for our Bombshells locations, as well as providing ongoing maintenance. Sherwood Forest is owned by a brother of Eric Langan, and Creative Steel was owned by his father. Amounts billed to us for goods and services provided by Sherwood Forest were $321,353 in fiscal 2018, an aggregate of $135,322 by Sherwood Forest and Creative Steel in fiscal 2017, and $176,864 by Creative Steel in fiscal 2016. Sherwood Forest Creations continues to provide services to the company, and billed us approximately $133,000 during the 2019 fiscal year through June 30, 2019.

Review, Approval, or Ratification of Transactions

We have adopted a policy that our business affairs will be conducted in all respects by standards applicable to publicly held corporations and that we will not enter into any future transactions between us and our officers, directors and 5% shareholders unless the terms are no less favorable than could be obtained from independent, third parties. Currently, we rely on our Audit Committee to review related party transactions on an ongoing basis to prevent conflicts of interest. Our Audit Committee reviews a transaction in light of the affiliations of the director, officer, or shareholder and the affiliations of such person’s immediate family. Our Audit Committee will approve or ratify a transaction if it determines that the transaction is consistent with our best interests and the best interests of our shareholders.

Our Audit Committee is composed of all independent directors, including Yura Barabash, Elaine Martin, Nourdean Anakar and Arthur Allan Priaulx. We additionally have one other independent director, Luke Lirot, who is not on the Audit Committee. The definition of “independent” used herein is based on the independence standards of The NASDAQ Stock Market LLC.

INFORMATION CONCERNING THE BOARD OF DIRECTORS AND ITS COMMITTEES

All directors are expected to make every effort to attend meetings of the Board of Directors, meetings of any Board Committees on which such director serves, and annual meetings of stockholders. The Board of Directors held four meetings during the fiscal year ended September 30, 2018. The Board of Directors also executed 11 written consents to action in lieu of a meeting of the Board of Directors, which were approved unanimously. During the fiscal year ended September 30, 2018, none of our then directors attended fewer than 75 percent of the aggregate of (i) the total number of meetings of the Board of Directors held during the period for which he was a director, and (ii) the total number of meetings held by all committees of the Board on which he served during the periods that he served. All of our six then directors attended the prior year’s annual meeting of stockholders. There is no family relationship between or among any of our directors and executive officers. We have five directors who meet the definition of “independent director” under the NASDAQ Stock Market Rules, including Nourdean Anakar, Luke Lirot, Yura Barabash, Elaine Martin and Arthur Allan Priaulx.

Eric Langan serves as both Chairman of the Board of Directors and Chief Executive Officer. Of our five independent directors, no director has been designated “lead” independent director. Accordingly, all five independent directors have an equal role in the leadership of the Board. We believe that our overall leadership structure is appropriate based on our current size.

As a part of its oversight function, the Board of Directors monitors how management operates the company. Risk is an important part of deliberations at the Board and committee level throughout the year. Committees consider risks associated with their particular areas of responsibility. The Board of Directors as a whole considers risks affecting us. To that end, the Board conducts periodic reviews of corporate risk management policies and procedures. The Board and its committees consider, among other things, the relevant risks to us when granting authority to management and approving business strategies. Through this risk oversight process, the Board reserves the right to make changes to our leadership structure in the future if it deems such changes are appropriate and in the best interest of our stockholders.

AUDIT COMMITTEE

We have an Audit Committee whose current members are Yura Barabash, Nourdean Anakar, Elaine Martin and Arthur Allan Priaulx. All members of the Audit Committee are independent directors. The purpose of the Audit Committee is to (i) oversee our accounting and financial reporting processes, our disclosure controls and procedures and system of internal controls and audits of our consolidated financial statements, (ii) oversee the relationship with our independent auditors, including appointing or changing our auditors and ensuring their independence, and (iii) provide oversight regarding significant financial matters. The Audit Committee meets privately with our Chief Financial Officer and with our independent registered public accounting firm and evaluates the responses by the Chief Financial Officer both to the facts presented and to the judgments made by our outside independent registered public accounting firm. Yura Barabash serves as the Audit Committee’s financial expert. The Audit Committee held 12 meetings during the fiscal year ended September 30, 2018. The Audit Committee also executed one written consent to action in lieu of a meeting, which were approved unanimously.

In August 2015, our Board adopted a new Charter for the Audit Committee. A copy of the Audit Committee Charter can be found on our website at www.rcihospitality.com/investor. The Charter establishes the independence of our Audit Committee and sets forth the scope of the Audit Committee’s duties. The Audit Committee conducts an ongoing review of our financial reports and other financial information prior to their being filed with the SEC, or otherwise provided to the public. The Audit Committee also reviews our systems, methods and procedures of internal controls in the areas of: financial reporting, audits, treasury operations, corporate finance, managerial, financial and SEC accounting, compliance with law, and ethical conduct. NASDAQ Stock Market Rules require all members of the Audit Committee to be independent. The Audit Committee is objective, and reviews and assesses the work of our independent registered public accounting firm and our internal accounting department.

Report of the Audit Committee

The Audit Committee has reviewed and discussed with management our audited financial statements for the fiscal year ended September 30, 2018. The Audit Committee discussed with BDO USA, LLP (“BDO”), our previous independent registered public accounting firm who was engaged for the fiscal year ended September 30, 2018, the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee has received from BDO the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding BDO’s communications with the Audit Committee concerning independence, and has discussed with BDO the independence of BDO.

Based on the review and discussions referred to in the paragraph above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our annual report on Form 10-K for the fiscal year ended September 30, 2018. This report is furnished by the Audit Committee of our Board of Directors, whose members, at the time of this report, were:

Steven L. Jenkins (former member)

Nourdean Anakar

Yura Barabash

NOMINATING COMMITTEE

We have a Nominating Committee whose current members are Elaine Martin, Nourdean Anakar, Luke Lirot, Yura Barabash and Arthur Allan Priaulx. In July 2004, the Board unanimously adopted a Charter with regard to the process to be used for identifying and evaluating nominees for director. The Charter establishes the independence of our Nominating Committee and sets forth the scope of the Nominating Committee’s duties. NASDAQ Stock Market Rules require all members of the Nominating Committee to be independent. Pursuant to its Charter, the Committee has the power and authority to consider Board nominees and proposals submitted by our stockholders and to establish any procedures, including procedures to facilitate stockholder communication with the Board of Directors, and to make any such disclosures required by applicable law in the course of exercising such authority. A copy of the Nominating Committee’s Charter can be found on our website at www.rcihospitality.com/investor. The Nominating Committee held one meeting during the fiscal year ended September 30, 2018.

Stockholders who wish to submit a proposal for consideration by the Nominating Committee should review the proposal requirements and deadlines referenced in the section “Future Proposals of Stockholders” below. Stockholder recommendations to the Board of Directors should be sent to 10737 Cutten Road, Houston, Texas 77066, Attention: Corporate Secretary. Any stockholder recommendations for consideration by the Nominating Committee should include the candidate’s name, biographical information, information regarding any current or past relationships between the candidate and RCI Hospitality Holdings, Inc., a description of our shares beneficially owned by the recommending stockholder, a description of all arrangements between the candidate and the recommending stockholder and any other person under which the candidate is being recommended, a written indication of the candidate’s willingness to serve on the Board of Directors, any other information required to be provided under securities laws and regulations, and a written indication to provide such other information as the Nominating Committee may reasonably request. All candidates, whether proposed by a stockholder or by any other means, will be evaluated based on the criteria established by the Board of Directors. Minimum criteria for non-employee candidates includes financial experience and “independence” as defined under applicable rules promulgated by the SEC pursuant to the Sarbanes-Oxley Act of 2002 and NASDAQ Stock Market Rules. Additional criteria may include: (a) satisfactory results of any background investigation; (b) experience and expertise; (c) financial resources; (d) time availability; (e) community involvement; (f) diversity of viewpoints, backgrounds, experiences and other demographics, and (g) such other criteria as the Nominating Committee may determine to be relevant.

COMPENSATION COMMITEE

We have a Compensation Committee whose current members are Elaine Martin, Nourdean Anakar, Luke Lirot, Yura Barabash and Arthur Allan Priaulx. In June 2014, the Compensation Committee adopted a Charter with regard to the Compensation Committee’s responsibilities, including evaluating, reviewing and determining the compensation of our Chief Executive Officer and other executive officers. A copy of the Compensation Committee’s Charter can be found on our website at www.rcihospitality.com/investor. The Compensation Committee held one meeting during the fiscal year ended September 30, 2018.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis (see below) to be included in this Proxy Statement on Schedule 14A. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this report. This report is furnished by the Compensation Committee of our Board of Directors, whose members are:

Luke Lirot

Nourdean Anakar

Yura Barabash

Elaine Martin

Arthur Allan Priaulx

Compensation Committee Interlocks and Insider Participation

The Compensation Committee is comprised of Mr. Lirot, Mr. Anakar, Mr. Barabash, Ms. Martin and Mr. Priaulx. No interlocking relationship exists between any member of the Compensation Committee and any member of any other company’s Board of Directors or compensation committee.

EXECUTIVE SESSIONS

At least twice a year, the independent directors meet in executive session without company management present. One of the purposes of executive session meetings is to encourage and enhance communication among independent directors. Typically, executive sessions are held immediately after the year-end Audit Committee meeting and the second fiscal quarter-end Audit Committee meeting. Additional executive sessions may be held as needed. The independent directors held three executive sessions during the year ended September 30, 2018.

Stockholder Communications

We do not currently have a formal process for security holders to send communications to the Board of Directors, which we believe is appropriate based on our size, the limited number of our stockholders and the limited number of communications which we receive. However, we welcome comments and questions from our stockholders. Stockholders can direct communications to our Chairman and Chief Executive Officer, Eric Langan at our executive offices, 10737 Cutten Road, Houston, Texas 77066. While we appreciate all comments from stockholders, we may not be able to individually respond to all communications. We attempt to address stockholder questions and concerns in our press releases and documents filed with the SEC so that all stockholders have access to information about us at the same time. Mr. Langan collects and evaluates all stockholder communications. If the communication is directed to the Board of Directors generally or to a specific director, Mr. Langan will disseminate the communication to the appropriate party at the next scheduled Board of Directors meeting. If the communication requires a more urgent response, Mr. Langan will promptly direct that communication to the appropriate executive officer or director. All communications addressed to our directors and executive officers will be reviewed by those parties unless the communication is clearly frivolous.

COMPENSATION DISCUSSION AND ANALYSIS

This compensation discussion and analysis describes the material elements of the Company’s compensation programs as they relate to our executive officers who are listed in the compensation tables appearing below. This compensation discussion and analysis focuses on the information contained in the following tables and related footnotes. The individuals who served as the Company’s Chief Executive Officer and Chief Financial Officer during fiscal 2018, as well as any other individuals included in the Summary Compensation Table, are referred to as “named executive officers.”

Overview of Compensation Committee Role and Responsibilities

The Compensation Committee of the Board of Directors oversees our compensation plans and policies, reviews and approves all decisions concerning the named executive officers’ compensation, which may further be approved by the Board, and administers our stock option and equity plans, including reviewing and approving stock option grants and equity awards under the plans. The Compensation Committee’s membership is determined by the Board and is composed entirely of independent directors.

Management plays a role in the compensation-setting process. The most significant aspects of management’s role are to evaluate employee performance and recommend salary levels and equity compensation awards. Our Chief Executive Officer often makes recommendations to the Compensation Committee and the Board concerning compensation for other executive officers. Our Chief Executive Officer is a member of the Board but does not participate in Board decisions regarding any aspect of his own compensation. The Compensation Committee can retain independent advisors or consultants.

Compensation Committee Process

The Compensation Committee reviews executive compensation in connection with the evaluation and approval of an employment agreement, an increase in responsibilities or other factors. With respect to equity compensation awarded to other employees, the Compensation Committee or the Board grants stock options, often after receiving a recommendation from our Chief Executive Officer. The Compensation Committee also evaluates proposals for incentive and performance equity awards, and other compensation.

Compensation Philosophy

The Compensation Committee emphasizes the important link between the Company’s performance, which ultimately affects stockholder value, and the compensation of its executives. Therefore, the primary goal of the Company’s executive compensation policy is to try to align the interests of the executive officers with the interests of the stockholders. In order to achieve this goal, the Company attempts to (i) offer compensation opportunities that attract and retain executives whose abilities and skills are critical to the long-term success of the Company and reward them for their efforts in ensuring the success of the Company, (ii) align the Company’s compensation programs with the Company’s long-term business strategies and objectives, and (iii) provide variable compensation opportunities that are directly linked to the Company’s performance and stockholder value, including an equity stake in the Company. Our named executive officers’ compensation utilizes two primary components — base salary and long-term equity compensation — to achieve these goals. We have not, however, granted any equity awards to our executive officers since 2014. Additionally, the Compensation Committee may award discretionary bonuses to certain executives based on the individual’s contribution to the achievement of the Company’s strategic objectives.

Setting Executive Compensation

We fix executive base compensation at a level we believe enables us to hire and retain individuals in a competitive environment and to reward satisfactory individual performance and a satisfactory level of contribution to our overall business goals. We also take into account the compensation that is paid by companies that we believe to be our competitors and by other companies with which we believe we generally compete for executives.

In establishing compensation packages for executive officers, numerous factors are considered, including the particular executive’s experience, expertise and performance, our company’s overall performance and compensation packages available in the marketplace for similar positions. In arriving at amounts for each component of compensation, our Compensation Committee strives to strike an appropriate balance between base compensation and incentive compensation. The Compensation Committee also endeavors to properly allocate between cash and non-cash compensation and between annual and long-term compensation.

The Role of Shareholder Say-on-Pay Votes

At our annual meeting of shareholders held on August 29, 2018, approximately 96% of the shareholders who voted on the “say-on-pay” proposal approved the compensation of our named executive officers, as disclosed in the proxy statement. Although this advisory shareholder vote on executive compensation is non-binding, the Compensation Committee will consider the outcome of the vote when making future compensation decisions for named executive officers.

Base Salary

The Company provides executive officers and other employees with base salary to compensate them for services rendered during the fiscal year. Subject to the provisions contained in employment agreements with executive officers concerning base salary amounts, base salaries of the executive officers are established based upon compensation data of comparable companies in our market, the executive’s job responsibilities, level of experience, individual performance and contribution to the business. We believe it is important for the Company to provide adequate fixed compensation to highly qualified executives in our competitive industry. In making base salary decisions, the Compensation Committee uses its discretion and judgment based upon personal knowledge of industry practice but does not apply any specific formula to determine the base salaries for the executive officers.

Equity-Based Awards—Equity Compensation Plans

Although we have not granted any equity awards to our executive officers since 2014, the Compensation Committee has historically used equity awards, usually in the form of stock options, primarily to motivate our named executive officers to realize benefits from longer-term strategies that increase stockholder value, and to promote commitment and retention. Equity awards may vest either at a particular date in the future or upon the achievement of performance criteria that the Company believes are critical to its long-term success.

The Compensation Committee believes that stock options are an important form of long-term incentive compensation because they align the executive officer’s interests with the interests of stockholders, since the options have value only if our stock price increases over time. From time to time, the Compensation Committee may consider circumstances that warrant the grant of full value awards such as restricted stock units. Examples of these circumstances include, among others, attracting a new executive to the team; recognizing a promotion to the executive team; retention; and rewarding outstanding long-term contributions.

Our equity grant practices require that stock options and other equity compensation have prices not less than the fair market value on the date of grant. The fair market value of our stock option awards has historically been the NASDAQ closing price on the date of grant.

Retirement Savings Plan

The Company maintains a retirement savings plan for the benefit of our executives and employees. Our Simple IRA Plan is intended to qualify as a defined contribution arrangement under the Internal Revenue Code (the “Code”). Participants may elect to defer a percentage of their eligible pretax earnings each year or contribute a fixed amount per pay period up to the maximum contribution permitted by the Code. All participants’ plan accounts are 100% vested at all times. All assets of our Simple IRA Plan are invested based on participant-directed elections. We make certain matching contributions to the Simple IRA Plan, which are also 100% vested.

Perquisites and Other Personal Benefits

The Company’s executive officers participate in the Company’s other benefit plans on the same terms as other employees on a non-discriminatory basis. These plans include medical, dental, life and disability insurance. Relocation benefits also are reimbursed and are individually negotiated when they occur. The Company reimburses each executive officer for all reasonable business and other expenses incurred by them in connection with the performance of their duties and obligations under their employment agreements. The Company does not provide named executive officers with any significant perquisites or other personal benefits except for personal travel using Company-owned automobiles and/or aircrafts.

Summary Compensation Table

The following table reflects all forms of compensation for services to us for the fiscal years ended September 30, 2018, 2017 and 2016 of our named executive officers.

			Stock	Option	All Other
Name and		Salary	Awards	Awards	Compensation(1)	Total
Principal Position	Year	($)	($)	($)	($)	($)
Eric S. Langan	2018	1,015,384	-	-	111,191	1,126,575
President and Chief Executive Officer	2017	900,000	-	-	138,198	1,038,198
	2016	878,434	-	-	122,741	1,001,175

Phillip K. Marshall	2018	294,231	-	-	17,358	311,589
Chief Financial Officer	2017	263,942	-	-	19,519	283,461
	2016	255,866	-	-	26,038	281,904

Travis Reese	2018	346,854	-	-	56,227	403,081
Executive Vice President	2017	320,000	-	-	48,228	368,228
	2016	299,945	-	-	41,663	341,608

(1)

All Other Compensation consists of SIMPLE IRA matching contributions, automobile expenses, and personal use of aircraft. Previously, we have accounted for personal use of aircraft using a third-party consultant based on a standard industry fare level rate, which is an accepted compensation basis for IRS purposes. We have revised our methodology to account for personal use of aircraft to be the aggregate incremental cost of personal use of the company aircraft as calculated based on a cost-per-flight-hour charge developed by a nationally recognized and independent service. The charge reflects the direct cost of operating the aircraft, including fuel, additives, lubricants, maintenance labor, airframe parts, engine restoration, major periodic maintenance, and an allowance for propeller maintenance. We added actual airport/hangar fees charged to the company on a per-flight basis. The charge does not include fixed costs that do not change based on usage, such as aircraft depreciation, home hangar expenses, and general taxes and insurance.

A table of All Other Compensation for fiscal 2018, 2017 and 2016 for our named executive officers is presented below:

		SIMPLE IRA Matching Contribution	Automobile Expenses	Personal Use of Aircraft	Total All Other Compensation
Name	Year	($)	($)	($)	($)
Eric S. Langan	2018	14,394	-	96,797	111,191
	2017	12,500	45,950	79,748	138,198
	2016	12,500	55,140	55,101	122,741

Phillip K. Marshall	2018	8,834	8,524	-	17,358
	2017	7,918	11,601	-	19,519
	2016	7,490	18,548	-	26,038

Travis Reese	2018	10,408	25,409	20,410	56,227
	2017	9,600	29,104	9,524	48,228
	2016	8,400	27,719	5,544	41,663

CEO Pay Ratio

We reviewed a comparison of annual total compensation of our CEO to the annual compensation of our median employee who was selected from all employees who were employed (other than the CEO) during our fiscal year ended September 30, 2018.

The SEC’s rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported below, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

To identify the median employee, we selected the population of our employees as those employed on August 15, 2018, and we annualized the compensation for any permanent employees who were not employed by us for all of fiscal 2018. We do not employ any temporary or seasonal employees. We believe the use of total cash compensation for all employees is a consistently applied compensation measure because the substantial portion of our employees only receive cash compensation.

The compensation for our CEO in fiscal 2018 of $1,126,575 was approximately 64 times the compensation of our median employee of $17,617.

GRANTS OF PLAN-BASED AWARDS

There were no grants of plan-based awards for the year ended September 30, 2018.

Outstanding Equity Awards at Fiscal Year-End

There were no outstanding equity awards as of September 30, 2018.

OPTION EXERCISES AND STOCK VESTED IN FISCAL YEAR 2018

There were no stock options exercised nor stock that vested during the fiscal year ended September 30, 2018.

DIRECTOR COMPENSATION

We pay the expenses of our directors in attending board meetings. We paid no equity-based compensation during the fiscal year ended September 30, 2018, and we paid our independent directors $20,000 in cash for the fiscal year. Following is a schedule of all compensation paid to our directors in the year ended September 30, 2018:

Fees earned or paid in cash
Name	($)
Nourdean Anakar	20,000
Steve L. Jenkins	20,000
Luke C. Lirot	20,000
Yura Barabash	20,000
Eric S. Langan	-
Travis Reese	-

EMPLOYMENT AGREEMENTS

On May 1, 2018, we entered into new employment agreements with each of our executive officers, including Eric S. Langan, our Chief Executive Officer and President, Phillip Marshall, our Chief Financial Officer, and Travis Reese our Executive Vice President. Under their respective new agreements, Mr. Langan’s annual salary is $1,200,000, Mr. Marshall’s annual salary is $325,000, and Mr. Reese’s annual salary is $390,000. Each of the agreements has a term that commenced on May 1, 2018 and ends on January 31, 2020. Each of the agreements also provides for bonus eligibility, expense reimbursement, participation in all benefit plans maintained by us for salaried employees and two weeks paid vacation. Under the terms of the agreements, each executive is bound to a confidentiality provision and cannot compete with us for a period upon termination of the agreement.

Further, in the event we terminate such employee without cause or such employee terminates his employment because we reduce or fail to pay his compensation or materially change his responsibilities, such employee is entitled to receive in one lump sum payment the full remaining amount under the term of his employment agreement to which he would have been entitled had his agreement not been terminated.

Currently, our executive officers do not have long-term incentive plans or defined benefit or actuarial plans outstanding.

EMPLOYEE STOCK OPTION PLANS

As of September 30, 2018, there are no stock options outstanding under our 2010 Stock Option Plan, as amended.

COMPENSATION POLICIES AND PRACTICES AS THEY RELATE TO RISK MANAGEMENT

We attempt to make our compensation programs discretionary, balanced and focused on the long term. We believe goals and objectives of our compensation programs reflect a balanced mix of quantitative and qualitative performance measures to avoid excessive weight on a single performance measure. Our approach to compensation practices and policies applicable to employees and consultants is consistent with that followed for our executives. Based on these factors, we believe that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on us.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information at August 5, 2019, with respect to the beneficial ownership of shares of common stock by (i) each person known to us who owns beneficially more than 5% of the outstanding shares of common stock, (ii) each of our directors and nominees for the Board of Directors, (iii) each of our executive officers and (iv) all of our executive officers and directors as a group. Unless otherwise noted below, the address of each beneficial owner listed in the table is c/o RCI Hospitality Holdings, Inc., 10737 Cutten Road, Houston, Texas 77066. We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws. Applicable percentage ownership is based on 9,616,598 shares of common stock outstanding at August 5, 2019. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of common stock subject to stock options or warrants held by that person that are currently exercisable or exercisable within 60 days of August 5, 2019 and shares of common stock issuable upon conversion of other securities held by that person that are currently convertible or convertible within 60 days of August 5, 2019. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Beneficial ownership representing less than 1% is denoted with an asterisk (*).

	Number of		Percent of
Name/Address	shares	Title of class	Class (1)
Executive Officers and Directors

Eric S. Langan	700,000	Common stock	7.28%

Phillip K. Marshall	13,810	Common stock	*

Yura Barabash	-0-	Common stock	*

Elaine J. Martin	-0-	Common stock	*

Travis Reese	12,271	Common stock	*

Nourdean Anakar	-0-	Common stock	*

Luke Lirot	518	Common stock	*

Arthur Allan Priaulx	1,200	Common stock	*

All of our Directors and Officers as a Group of eight persons	727,799	Common stock	7.57%

Other > 5% Security Holders (2)

Dimensional Fund Advisors LP (3)	824,383	Common stock	8.57%

(1)	These percentages exclude treasury shares in the calculation of percentage of class.

(2)	A representative of Renaissance Technologies LLC (“RTC”) has communicated to us that RTC no longer beneficially owns more than 5% of our outstanding shares of common stock. RTC has not yet filed with the SEC a Schedule 13G/A to reflect this change, but the change is consistent with RTC’s latest Form 13F report. RTC’s most recently available Schedule 13G/A filed on February 13, 2019 by RTC and Renaissance Technologies Holdings Corporation (the majority owner of RTC) reflects that RTC beneficially owned 703,700 shares of common stock (which would represent 7.32% of outstanding common stock), with sole voting power over 613,400 shares, sole dispositive power over 652,575 shares, and shared dispositive power over 51,125 shares. The address for both entities is 800 Third Avenue, New York, New York 10022.

(3)	Based on the most recently available Schedule 13G/A filed with the SEC on February 8, 2019 by Dimensional Fund Advisors LP. Dimensional Fund Advisors LP, an investment adviser, beneficially owned 842,179 shares of common stock, with sole voting power over 824,383 shares, and sole dispositive power over 824,383 shares. The address for Dimensional Fund Advisors LP is Building One, 6300 Bee Cave Road, Austin, Texas 78746.

The Company is not aware of any arrangements that could result in a change in control of the Company.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own beneficially more than ten percent of our common stock, to file reports of ownership and changes of ownership with the Securities and Exchange Commission. Based solely upon a review of Forms 3, 4 and 5 furnished to us during the fiscal year ended September 30, 2018, we believe that the directors, executive officers, and greater than ten percent beneficial owners have complied with all applicable filing requirements during the fiscal year ended September 30, 2018.

PROPOSAL 2

TO RATIFY THE SELECTION OF FRIEDMAN LLP AS OUR INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2019

The Audit Committee of the Board of Directors has selected Friedman LLP (“Friedman”) as our independent registered public accounting firm for the fiscal year ending September 30, 2019. Although not required by law or otherwise, the selection is being submitted to our stockholders as a matter of corporate policy for their ratification. We wish to obtain from the stockholders a ratification of the Audit Committee’s action in appointing the existing independent registered public accounting firm, Friedman, for the fiscal year ending September 30, 2019. Such ratification requires the affirmative vote of a majority of the shares of common stock present or represented by proxy and entitled to vote at the Annual Meeting.

Notwithstanding its selection, the Audit Committee, in its discretion, may appoint another independent registered public accounting firm at any time during or after the year if the Audit Committee believes that such a change would be in the best interests of the company and our stockholders. If our stockholders do not ratify the appointment, the Audit Committee may reconsider whether it should appoint another independent registered public accounting firm. A representative of Friedman is expected to be present at the Annual Meeting with the opportunity to make a statement if he or she so desires and to respond to appropriate questions. A representative of BDO USA, LLP, our independent registered public accounting firm for the fiscal year ended September 30, 2018 (see below), is not expected to be present at the Annual Meeting.

The Board of Directors unanimously recommends a vote FOR the ratification of Friedman as our independent registered public accounting firm for the fiscal year ending September 30, 2019.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

Resignation of Previous Independent Registered Public Accounting Firm.

On July 12, 2019, BDO USA, LLP (“BDO”) sent our Board of Directors a letter to provide notice of its conclusions under Section 10A of the Securities Exchange Act of 1934 (the “Exchange Act”) and to inform us that BDO was resigning as our independent registered public accounting firm, effective immediately.

As previously disclosed on May 10, 2019 in our Form 12b-25 filed with the Securities and Exchange Commission (“SEC”) and in our related press release, the SEC initiated an inquiry after a series of negative articles about the company was anonymously published in internet forums associated with the short-selling community. After we notified BDO of the SEC inquiry and had follow-up communications, BDO issued a letter to the Audit Committee on March 12, 2019, citing the Audit Committee’s responsibility under Section 10A of the Exchange Act. On March 15, 2019, a special committee of our Audit Committee (the “Special Committee”) was formed to conduct an independent internal review to look into the matters raised by the SEC inquiry and the anonymous internet articles. As part of the internal review, the Special Committee engaged an international law firm as independent outside counsel (the “Special Counsel”).

The Special Counsel, led by a former United States Attorney with extensive experience in matters of this nature, began a comprehensive review that included: (i) reviewing documents relating to the SEC inquiry and the anonymous internet articles; (ii) gathering and assessing relevant publicly available documents, including Secretary of State filings; (iii) reviewing and analyzing the Company’s quarterly and annual filings with the SEC; (iv) running extensive searches on our email servers and reviewing relevant documents; and (v) conducting appropriate interviews.

Throughout this process, the Special Counsel was in frequent contact with the Special Committee and kept them continuously apprised of developments. Additionally, the Special Committee and the Special Counsel communicated frequently with BDO to update BDO on the process and address concerns or additional issues raised. These communications, which included discussions of the matters described in BDO’s July 12, 2019 letter, continued until the week of BDO’s resignation.

Our management and employees have fully cooperated with both the Special Committee’s review and the SEC inquiry, and Special Counsel has presented the findings to the Audit Committee and to the Board of Directors. Following Special Counsel’s presentation of the findings, BDO notified RCI’s Board of Directors on July 12, 2019 that, due to certain concerns relating to the procedural aspects of the review process of the Special Committee and Special Counsel, it was providing notice to the Board in accordance with Section 10A(b)(2) of the Exchange Act and resigning effective immediately. Specifically, BDO stated that it believes the company has not performed sufficient investigatory procedures and has not taken timely and appropriate remedial action in response to certain deficiencies that BDO thinks exist in the way the internal review has been conducted, including: (i) undue restriction on the scope of the internal review; (ii) failure to initiate certain forensic procedures; (iii) refusal to provide BDO access to pertinent interview summaries and other documents; (iv) lack of assessment as to the impact of the matters identified to date on existing and future regulatory filings, including financial statements related footnotes; and (v) restrictions, based on privilege, hindering BDO’s ability to properly shadow and evaluate the adequacy of the internal review.

The Special Committee disagrees with BDO’s assessment of any procedural deficiencies in the internal review. The Special Committee and Special Counsel believe the internal review has been both thorough and procedurally sound.

Although the fact-finding portion of the internal review was substantially complete at the time of BDO’s resignation, BDO elected not to receive a final report before resigning.

We have authorized BDO to respond fully to the inquiries of our successor accountant, Friedman LLP, concerning the subject matter of BDO’s resignation and the content of BDO’s March 12, 2019 letter and any related correspondence from BDO.

Neither of BDO’s reports on the financial statements for the past two fiscal years contained an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope, or accounting principles.

Except for the matters described in paragraphs one through seven above and in paragraph 11 below of this Current Report, during our two most recent fiscal years or any subsequent interim period preceding the resignation of BDO, (i) there have been no disagreements with BDO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of BDO, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report; and (ii) none of the kinds of events listed in paragraphs (a)(1)(v) (A) through (D) of Item 304 of Regulation S-K occurred while BDO was engaged.

As disclosed in our Form 10-K’s for the years ended September 30, 2018 and September 30, 2017, BDO audited our internal control over financial reporting as of the fiscal year end for both those periods and identified certain material weaknesses, which material weaknesses were also identified in management’s assessment. The identification of the material weaknesses resulted in BDO expressing an opinion that we did not maintain, in all material respects, effective internal control over financial reporting as of September 30, 2018 and as of September 30, 2017.

We previously provided BDO a copy of the current report on Form 8-K that disclosed its resignation and requested that it furnish us with a letter addressed to the SEC stating whether or not BDO agrees with the above statements. We received the requested letter from BDO stating that they agree with the statements insofar as they relate to BDO, a copy of which is filed as Exhibit 16.1 to that Form 8-K (as filed with the SEC on July 18, 2019).

Engagement of New Independent Registered Public Accounting Firm

On August 12, 2019, the Audit Committee of our Board of Directors appointed Friedman LLP to serve as our independent registered public accounting firm for the fiscal year ending September 30, 2019, effective immediately.

During our two most recent fiscal years and through the interim period through August 12, 2019, neither we nor anyone on our behalf consulted Friedman regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, and no written report or oral advice was provided by Friedman to us that Friedman concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a disagreement (as described in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

DISCLOSURE ABOUT FEES

The following table sets forth the aggregate fees paid or accrued for professional services rendered by BDO USA, LLP, our former independent registered public accounting firm, for the audit of our annual financial statements and internal control over financial reporting, together with audit-related services, tax, and all other services for fiscal years 2018 and 2017 (in thousands).

	Fiscal 2018	Fiscal 2017

Audit fees	$879	$299
Audit-related fees	-	-
Tax fees	351	353
All other fees	-	-

Total	$1,230	$652

“Audit fees” include fees billed for professional services rendered in connection with the annual audit and quarterly reviews of the Company’s consolidated financial statements, the audit of internal control over financial reporting as required by the Sarbanes-Oxley Act of 2002, and assistance with securities filings other than periodic reports.

There were no “Audit-related fees” in Fiscal 2018 or 2017.

The category of “Tax fees” includes consultation related to tax compliance and tax structuring.

All above audit services, audit-related services and tax services were pre-approved by the Audit Committee, which concluded that the provision of such services by BDO USA, LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The Audit Committee’s outside auditor independence policy provides for pre-approval of all services performed by the outside auditors.

PROPOSAL 3

OTHER MATTERS

The Board of Directors is not aware of any other matters to be presented for action at the Annual Meeting. If any other matter is properly presented at the Annual Meeting, however, it is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgment on such matters.

FUTURE PROPOSALS OF STOCKHOLDERS

Proposals for Inclusion in our 2020 Proxy Materials

Under SEC rules, if a stockholder wants us to include a proposal in our 2020 proxy materials for presentation at our 2020 Annual Meeting of Stockholders, then the proposal must be received at our principal executive offices at 10737 Cutten Road, Houston, Texas 77066, Attention: Corporate Secretary, by April 23, 2020. All proposals must comply with Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Other Proposals or Nominations to be brought before our 2020 Annual Meeting

Under our Bylaws, a stockholder must follow certain procedures to nominate a person for election as a director or to introduce an item of business at an Annual Meeting of Stockholders (other than a stockholder proposal submitted for inclusion in our proxy materials under SEC rules). These procedures provide that a nomination or the introduction of an item of business at an Annual Meeting of Stockholders must be submitted in writing to our Corporate Secretary at our principal executive offices at 10737 Cutten Road, Houston, Texas 77066.

Any stockholder considering introducing a nomination or other item of business should carefully review our Bylaws, which are available at http://www.rcihospitality.com/investor.

We must receive written notice of your intention to nominate a director or to propose an item of business at our 2020 Annual Meeting according to this schedule:

If the 2020 Annual Meeting is to be held within 30 days before or after the anniversary of the date of this year’s Annual Meeting (September 30, 2019), then we must receive it not less than 90 days nor more than 120 days in advance of the anniversary of the 2019 Annual Meeting.

If the 2020 Annual Meeting is to be held on a date not within 30 days before or after such anniversary, then we must receive it no later than 10 days following the first to occur:

●	the date on which notice of the date of the 2020 Annual Meeting is mailed; or
●	the date public disclosure of the date of the 2020 Annual Meeting is made.

Upon written request, we will provide, without charge, a copy of our Bylaws. Requests should be directed to our principal executive offices at 10737 Cutten Road, Houston, Texas 77066, Attention: Corporate Secretary.

MISCELLANEOUS

Only one Notice of Internet Availability of Proxy Materials (the “Notice”) is being delivered to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the stockholders sharing such address. We undertake to deliver promptly upon request a separate copy of the Notice to any stockholder at a shared address to which a single copy of the Notice was delivered and provide instructions as to how the stockholder can notify us that the stockholder wishes to receive a separate copy of the Notice or other communications to the stockholder in the future. In the event a stockholder desires to provide us with such a request, it may be given verbally by telephoning our offices at (281) 397-6730 or by mail to our address at 10737 Cutten Road, Houston, Texas 77066, Attention: Corporate Secretary. In addition, stockholders sharing an address can request delivery of a single copy of proxy materials and/or notices if you are receiving multiple copies upon written or oral request to the President at the address and telephone number stated above.

BY ORDER OF THE BOARD OF DIRECTORS

ERIC S. LANGAN
CHAIRMAN OF THE BOARD AND PRESIDENT

August 21, 2019

HOUSTON, TEXAS

RCI HOSPITALITY HOLDINGS, INC.

RCI HOSPITALITY HOLDINGS, INC.
10737 CUTTEN ROAD
HOUSTON, TX 77066

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 09/29/2019. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 09/29/2019. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. ELECTION OF DIRECTORS OF THE COMPANY	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01 Eric S. Langan
02 Travis Reese
03 Nourdean Anakar
04 Luke Lirot
05 Yura Barabash
06 Elaine J. Martin
07 Arthur Allan Priaulx

The Board of Directors recommends you vote FOR proposals 2. and 3..

	For	Against	Abstain
2. PROPOSAL TO RATIFY THE SELECTION OF FRIEDMAN LLP AS THE COMPANYS INDEPENDENT AUDITOR FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2019.	☐	☐	☐
3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000427879_1 R1.0.1.18

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice & Proxy Statement and Form 10-K are available at www.proxyvote.com

PROXY
RCI HOSPITALITY HOLDINGS, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON SEPTEMBER 30, 2019

The undersigned hereby appoints Eric S. Langan and Travis Reese, and each of them as the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution, to represent and to vote all shares of common stock of RCI Hospitality Holdings, Inc. held of record by the undersigned on August 5, 2019, at the Annual Meeting of Stockholders to be held at our corporate offices located at 10737 Cutten Road, Houston, Texas 77066, on September 30, 2019 at 10:00 a.m. (Central Time), and at any adjournments thereof. Any and all proxies heretofore given are hereby revoked.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DESIGNATED BY THE UNDERSIGNED. IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN NUMBER 1, FOR THE RATIFICATION IN NUMBER 2, AND FOR THE APPROVAL IN NUMBER 3.

Continued and to be signed on reverse side

0000427879_2 R1.0.1.18